EXHIBIT 10.35

NMI HOLDINGS, INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
(FOR EMPLOYEES)

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of [•], ______ (the “Grant Date”), is made by and between NMI Holdings, Inc., a Delaware corporation (the “Company”), and [NAME] (“Participant”).
WHEREAS, the Company has adopted the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”), pursuant to which nonqualified stock options may be granted to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant Participant nonqualified stock options on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Stock Option.
(a)Grant. The Company hereby grants to Participant a nonqualified stock option (the “Stock Option” and any portion thereof, the “Stock Options”) to purchase [•] shares of Common Stock (such shares of Common Stock, the “Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Stock Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (the “Code”).
(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
2.Stock Option; Exercise Price.
(a)Exercise Price. The exercise price, being the price at which Participant shall be entitled to purchase the Shares upon the exercise of all or any of the Stock Options, shall be $[•] per Share (the “Exercise Price”).
(b)Payment of the Exercise Price. The Stock Option may be exercised only by written notice, substantially in the form provided by the Company, delivered in person or by mail in accordance with Section 10(c) hereof and accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, (ii) by way of a “net exercise” as described in Section 5(g)(iii) of the Plan or (iii) solely to the extent approved by the Committee, pursuant to any other method permitted by Section 5(g) of the Plan.
3.Vesting. Except as may otherwise be provided herein, the Stock Option shall become vested and exercisable according to the following provisions (any Stock Options that shall have become vested and exercisable pursuant to this Section 3, the “Vested Options”), subject to Participant’s continued employment with the Company as of any such date:
(a)General Vesting. (i) One-third of the Stock Options (rounded down to the nearest whole Share) shall become Vested Options and shall become exercisable on the first anniversary of the Grant Date, (ii) one-third of the Stock Options (rounded down to the nearest whole Share) shall become Vested Options and shall become exercisable on the second anniversary of the Grant Date and (iii) the remainder of the Stock Options shall become Vested Options and shall become exercisable on the third anniversary of the Grant Date, in the case of each of clauses (i), (ii) and (iii), subject to Participant not having incurred a Termination of Employment prior to the applicable vesting date.
(b)Termination of Employment. Except as provided in the immediately following sentence, in the event that Participant incurs a Termination of Employment, any Stock Options that have not theretofore become Vested Options (such Stock Options, the “Unvested Options”) shall be forfeited by Participant without consideration therefor. Notwithstanding the foregoing, if Participant incurs a Termination of Employment (i) as a result of termination by the Company or its Affiliate without Cause on or after the first anniversary of the Grant Date, or (ii) due to Participant’s death or Disability, in each case, any Unvested Options that are outstanding immediately prior to such Termination of Employment and that would have vested on the next vesting date shall vest pro-rata as of the date of the Participant’s Termination of Employment with the number of Unvested Options vesting to be determined by multiplying the number of Unvested Options that would have vested on the next vesting date by a fraction, the numerator of which is the number of days between the prior vesting date (or Grant Date if no vesting date occurred prior to Participant’s Termination of Employment) and the date of Participant’s Termination of Employment and the denominator of which is 365.

EXHIBIT 10.35

4.Termination.
(a)The Stock Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(i)	the tenth anniversary of the Grant Date;

(ii)	the first anniversary following Participant’s Termination of Employment, in the case of a Termination of Employment due to death or Disability;

(iii)	the 90th day following Participant’s Termination of Employment in the case of a Termination of Employment without Cause;

(iv)	the 30th day following Participant’s Termination of Employment in the case of a Termination of Employment by the Participant for any reason; and

(v)	the day of Participant’s Termination of Employment in the case of a Termination of Employment for Cause.
(b)Notwithstanding the provisions of Section 4(a) to the contrary, in the event of Participant’s Termination of Employment for any reason (other than due to a Termination of Employment for Cause) during the two-year period following a Change in Control, the Stock Option shall remain outstanding and exercisable until the earlier of (i) the tenth anniversary of the Grant Date and (ii) the fifth anniversary of such Termination of Employment.
(c)Except as otherwise provided in the Plan and Section 3(b) of this Agreement, upon a Termination of Employment for any reason, any Unvested Options shall immediately terminate and be forfeited on the date the Termination of Employment occurs.
5.Compliance with Legal Requirements. The grant and exercise of the Stock Option, the delivery of Shares upon exercise and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
6.No Rights as Stockholder. Until such time as the Stock Options have been exercised and the underlying Shares have been delivered to Participant and Participant has become the holder of record of such Shares, Participant shall have no rights as a stockholder, including, without limitation, the right to dividends and the right to vote.
7.Transferability. The Stock Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiaries or Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
8.Adjustment. Upon any event described in Section 3(d) of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 3(d) of the Plan shall apply to the Stock Option.
9.Change in Control. In the event of a Change in Control of the Company occurring after the Grant Date, any outstanding Stock Options that are not then Vested Options shall become fully vested and exercisable immediately upon the occurrence of such Change in Control.
10.Tax Withholding.
(a)As a condition to delivery of the Shares in respect of any Vested Options that are exercised, Participant will, pursuant to Section 15(d) of the Plan, make provisions satisfactory to the Company for payment of, any applicable taxes of any kind and other statutory obligations (including but not limited to Participant’s FICA and SDI obligations) (collectively the “Tax Obligations”) in respect of the transfer of Shares in settlement of the exercised Vested Options. The Company shall have the power and the right to deduct or withhold from all amounts payable to Participant pursuant to the exercised Vested Options or otherwise, or require Participant to remit to the Company, an amount sufficient to satisfy the Tax Obligations which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Vested Options and, if Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement.
(b)Except as provided in Section 10(c), any such Tax Obligations with regard to Participant shall be satisfied solely by retaining and instructing a registered broker(s) of the Company’s choosing to sell such number of Shares necessary to satisfy such Tax Obligations, after deduction of the broker’s commission, and the broker shall remit to the Company

EXHIBIT 10.35

the cash proceeds thereof.  In furtherance of the foregoing, by the execution of this Agreement, Participant hereby irrevocably instructs the Company and a registered broker(s) of the Company’s choosing to sell on behalf of Participant at the “market price,” that number of Shares required to generate sufficient cash necessary in order for the Company to satisfy the Tax Obligations with regard to Participant. Participant represents to the Company and the broker that Participant is entering into this Agreement in good faith. Participant shall have no ability to modify these instructions. Participant further agrees to execute any such documents as are requested by the broker or the Company in order to effectuate the sale of the Shares and payment of the Tax Obligations to the Company as contemplated hereby. The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Shares. It is Participant’s intention that this provision comply with the requirements of Rule 10b5-1 promulgated under the Exchange Act.
(c)Notwithstanding Section 10(b) hereof, with respect to any Participant who as of the date hereof is a Section 16 officer of the Company and with respect to any Participant who becomes a Section 16 officer on or following the date hereof, the Company may permit or require the Tax Obligations to be satisfied by withholding Shares otherwise issuable in connection with the exercise of such Vested Options.
11.Miscellaneous.
(a)Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Stock Option granted thereunder; provided that any such waiver or amendment that would materially impair the rights of any Participant or any holder or beneficiary of any Stock Option granted hereunder shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Unsecured Obligation. This Award is unfunded, and even as to any Vested Options, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
(c)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company:
NMI Holdings, Inc.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
Attention: General Counsel

if to Participant: at the address last on the records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile or e-mail.
(d)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(e)No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(f)Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if Participant is unmarried at the time of death, his or her estate.

EXHIBIT 10.35

(g)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(h)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.
(i)Bound by the Plan. By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(j)Section 409A. It is intended that the Stock Options granted pursuant to this Agreement and the provisions of this Agreement be exempt from or be designed such that the taxes and/or penalties under Section 409A of the Code are not imposed, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(k)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(l)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.
(m)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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EXHIBIT 10.35

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NMI HOLDINGS, INC.

________________________________
By:
Title:

PARTICIPANT

____________________________________

[Signature Page to Nonqualified Stock Option Agreement for Employees]